UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) March 18, 2020
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BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
Brickell Biotech, Inc. (the “Company”) announces that it will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) at its office at 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 April 20, 2020. The Company will distribute a proxy statement, which will include the full version of the proposed resolutions, and a proxy card to all holders of the Company’s common stock at the close of business on March 13, 2020, the record date, for the Annual Meeting.
The agenda for the Annual Meeting is as follows: (1) to elect to the Board of Directors of the Company (the “Board”) two nominees as Class I directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected, and three nominees as Class III directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are elected; (2) to approve and adopt the Company’s 2020 Omnibus Long-Term Incentive Plan; (3) advisory approval of the compensation of the Company’s named executive officers; (4) advisory approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers; and (5) ratification of the selection by the Audit Committee of the Board to reappoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer